Exhibit 99.1

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.com
FOR IMMEDIATE RELEASE
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
Tecumseh Products Company Announces Postponement to Recapitalization
ANN ARBOR, Mich., Dec. 23, 2008 — Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today announced that Judge Timothy P. Pickard of the Circuit Court of Lenawee County, Michigan has issued an injunction preventing the Company from completing its planned stock dividend recapitalization, originally scheduled to take place on Dec. 31. As previously reported, the order had been sought by the Herrick Foundation; another shareholder also filed a similar motion opposing the stock dividend.
The Company remains committed to its stock dividend recapitalization plan, as previously announced on Dec. 5, 2008, and reaffirmed its intent to defend against these costly and disruptive legal actions, including by seeking a reversal of today’s court ruling as soon as possible.
Ed Buker, Tecumseh’s Chairman and CEO, commented: “While we are disappointed with the court’s ruling today, we appreciate the overwhelming shareholder support we received during the recent proxy contest, which affirmed the strategic direction of our Board and management team. We find it ironic that the Herricks, having previously stated their willingness to support a recap that would dilute their voting interest in Tecumseh, now oppose our plan on those same grounds.
“Our Board of Directors remains firm in its conviction that a timely, efficient and cost-effective recapitalization is in the best interest of all shareholders. Although we will not be able to execute our stock dividend recapitalization according to our original timeline, we will make every effort to deliver on our commitment to recapitalize the Company as soon as possible.”
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.

Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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